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                                                            EXHIBIT 10 (e)


                          AMENDMENT TO EMPLOYMENT AGREEMENT


    THIS AMENDMENT, modifies that certain Employment Agreement (the "Agreement") made and entered into as of July 1, 1996, between TCF FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and WILLIAM A COOPER (the "Executive") and shall become effective as of the date the Company becomes a bank holding company.

    WHEREAS, the Company and the Executive have entered into the aforementioned Agreement; and

    WHEREAS, the Company desires to gain approval from the Federal Reserve Board to become a bank holding company; and

    WHEREAS, the Federal Reserve Board has requested that the Agreement be revised as follows:
         1. To limit the scope and prohibitions against the Executive engaging, on behalf of a competing entity, in the types of business conducted by a commercial bank, thrift institution, or consumer finance company in which the Company or the TCF Subsidiaries are currently engaged; and

         2. To limit the geographic scope of the Agreement to an area within a 50-mile radius of the offices of the Company or any TCF subsidiary.

    NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereby agree that Paragraph 5(a) of the Agreement is amended to provide as follows:

    COVENANT NOT TO COMPETE.   While Executive is actively employed by the
    Company and, in the event of a termination of employment other than (i) a termination by the Company without Cause, (ii) a termination by the Executive for Good Reason or (iii) a termination for any reason after a Change in Control, for a period of one year after such termination of the Executive's employment, the Executive agrees that he will not directly or indirectly substantially compete with the Company or the TCF Subsidiaries. The Executive shall be deemed to be substantially competing with the Company and the TCF Subsidiaries if, without the prior written approval of the Board of Directors of the Company, he becomes an officer, employee, agent, partner or director of any bank, savings institution or consumer finance company which engages in the types of business in which the Company or the TCF Subsidiaries are currently engaged and such competing entity


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    operates within a 50 mile radius of any bank, savings institution or finance company office operated by the Company or any TCF Subsidiary.

    IN WITNESS WHEREOF, the parties have duly executed this Amendment as of this first day of March, 1997.


ATTEST:                                TCF FINANCIAL CORPORATION



                                       By
----------------------------------             ---------------------------------
Vice Chairman, General Counsel         Its
and Secretary                               --------------------------------


WITNESS:


                                       /s/ William A. Cooper
----------------------------------      ------------------------------------
                                       William A. Cooper